EXHIBIT 99.1

Eagle Bancorp Montana Appoints Chemodurow and Cape to Board of Directors

HELENA, Mont., Aug. 25, 2015 (GLOBE NEWSWIRE) -- Eagle Bancorp Montana, Inc. (NASDAQ:EBMT), (the "Company," "Eagle"), the holding company of Opportunity Bank of Montana, today announced that Tanya Chemodurow and Shavon Cape have been appointed to its Board of Directors and to the Board of Directors of Opportunity Bank of Montana, its wholly owned subsidiary.

"We are very pleased that Tanya and Shavon are joining our board. Both women are exceedingly well known and highly respected in our local business communities," stated Larry J. Dreyer, Chairman of the Board. "They bring different strengths to our board and a broad depth of knowledge that should help propel us forward, as we look to grow and expand into new markets."

Ms. Chemodurow, a resident of Missoula, has been President of Abatement Contractors of Montana, LLC, since 2004. She oversees all aspects of environmental remediation and construction projects, specializing primarily in government contracting, asbestos, lead, mold remediation and general construction. Ms. Chemodurow holds a Bachelor of Science Degree in Economics from the University of Montana.

Ms. Cape, a resident of Bozeman, is co-founder of JWT Capital, LLC a company that develops and operates various real estate ventures and hotels in the Bozeman and Billings markets. Prior to that, she was a Financial Advisor with D.A. Davidson and Wachovia Securities. Ms. Cape holds a Bachelor of Arts Degree in Business Marketing from Montana State University.

About the Company

Eagle Bancorp Montana, Inc. is a bank holding company headquartered in Helena, Montana and is the holding company of Opportunity Bank, a community bank established in 1922 that serves consumers and small businesses in Southern Montana through 13 banking offices. Additional information is available on the bank's website at www.opportunitybank.com. The shares of Eagle Bancorp Montana, Inc. are traded on the NASDAQ Global Select Market under the symbol "EBMT."

Forward Looking Statements

This release may contain certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," and "potential." These forward-looking statements include, but are not limited to statements of our goals, intentions and expectations; statements regarding our business plans, prospects, growth and operating strategies; statements regarding the asset quality of our loan and investment portfolios; and estimates of our risks and future costs and benefits. These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. These factors include, but are not limited to, changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements; general economic conditions, either nationally or in our market areas, that are worse than expected; competition among depository and other financial institutions; loan demand or residential and commercial real estate values in Montana; inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments; adverse changes in the securities markets; and other economic, governmental, competitive, regulatory and technological factors that may affect our operations. Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. All information set forth in this press release is current as of the date of this release and the company undertakes no duty or obligation to update this information.

CONTACT: Peter J. Johnson, President and CEO
         (406) 457-4006
         Laura F. Clark, SVP and CFO
         (406) 457-4007